                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint MARLIN L. MOSBY, III, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and MILTON A. GUTELIUS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Exchange Act of 1934, by First Horizon National Corporation ("Corporation") and, further, to execute and sign any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



         Signature                                     Title                                 Date
         ---------                                     -----                                 ----
/s/ J. Kenneth Glass                   Chairman of the Board, President and             March 4, 2005
----------------------------           Chief Executive Officer and a Director
J. Kenneth Glass                       (principal executive officer)


/s/ Marlin L. Mosby, III               Executive Vice President and Chief               March 4, 2005
----------------------------           Financial Officer (principal financial
Marlin L. Mosby, III                   officer)


/s/ James F. Keen                      Executive Vice President and Corporate           March 4, 2005
----------------------------           Controller (principal accounting officer)
James F. Keen


/s/ Robert C. Blattberg                Director                                         March 4, 2005
----------------------------
Robert C. Blattberg


----------------------------           Director
George E. Cates

/s/ Simon F. Cooper                    Director                                         March 4, 2005
----------------------------
Simon F. Cooper


/s/ James A. Haslam, III               Director                                         March 4, 2005
----------------------------
James A. Haslam, III


/s/ R. Brad Martin                     Director                                         March 4, 2005
----------------------------
R. Brad Martin


/s/ Vicki R. Palmer                    Director                                         March 4, 2005
----------------------------
Vicki R. Palmer


/s/ Michael D. Rose                    Director                                         March 4, 2005
----------------------------
Michael D. Rose


/s/ Mary F. Sammons                    Director                                         March 4, 2005
----------------------------
Mary F. Sammons


/s/ William B. Sansom                  Director                                         March 4, 2005
----------------------------
William B. Sansom


/s/ Jonathon P. Ward                   Director                                         March 4, 2005
----------------------------
Jonathan P. Ward


/s/ Luke Yancy III                     Director                                         March 4, 2005
----------------------------
Luke Yancy III


                                       2